UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: October 23, 2018

(Date of earliest event reported)

Garrison Capital Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-00878	90-0900145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Avenue of the Americas, Suite 914 New York, New York	10104
(Address of Principal Executive Offices)	(Zip Code)

(212) 372-9590

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2018, Garrison Capital Inc. (the “Company”) completed its previously announced $420.0 million collateralized loan obligation transaction. The notes offered in the collateralized loan obligation (the “Notes”) were issued by Garrison Funding 2018-2 Ltd. (formerly, Garrison Funding 2016-2 Ltd.), a Cayman Islands exempted company with limited liability (the “Issuer”), and Garrison Funding 2018-2 LLC (formerly, Garrison Funding 2016-2 LLC), a Delaware limited liability company and wholly-owned subsidiary of the Company (together with the Issuer, the “Co-Issuers”), and are backed by a diversified portfolio of primarily senior secured loans.  The transaction was executed through a private placement of: (i) $50.00 million of AAA(sf) Class A-1R-R Senior Secured Revolving Floating Rate Notes due 2029, which bear interest at the CP Rate (as defined in the indenture governing the Notes) plus 1.58% or the three-month London Interbank Offered Rate (“LIBOR”) plus 1.58%; (ii) $170.40 million of AAA(sf) Class A-1T-R Senior Secured Floating Rate Notes due 2029, which bear interest at LIBOR plus 1.58%; (iii) $55.10 million of AA(sf) Class A-2-R Senior Secured Floating Rate Notes due 2029, which bear interest at LIBOR plus 2.45%; (iv) $36.50 million of A(sf) Class B-R Secured Deferrable Floating Rate Notes due 2029 (the “Class B Notes”), which bear interest at LIBOR plus 3.17%; and (v) $108.00 million of subordinated notes (the “Subordinated Notes”), which do not have a stated interest rate and which are not rated.  The Company has retained all the Subordinated Notes and has initially retained $18.25 million of the Class B Notes.  The Notes are scheduled to mature on November 20, 2029, however the Notes may be redeemed by the Co-Issuers on any business day after November 20, 2022.  On or before July 18, 2019, $25.00 million of the aggregate $50.00 million Class A-1R-R Senior Secured Revolving Floating Rate Notes outstanding will convert to Term Notes with the remaining $25.00 million converting on or before November 20, 2022. The Company consolidates the accounts of the Co-Issuers into its financial statements. As a result of this consolidation, the amounts outstanding under the collateralized loan obligation will be treated as the Company’s indebtedness. As a result of the refinancing transaction, the Company will incur a non-recurring charge that is expected to be recognized in the financial results for the fourth quarter ended December 31, 2018.

In connection with the transaction, the Co-Issuers entered into a supplemental indenture, dated October 18, 2018 (the “Supplemental Indenture”), to the indenture, dated September 29, 2016 (the “Indenture”), with Deutsche Bank Trust Company Americas (“DBTCA”), as trustee, which governs the Notes and provides that, to the extent funds are available, the holders of the Notes (other than the Subordinated Notes) are to receive quarterly interest payments on the 20th day of February, May, August and November of each year (each, a “Payment Date”), commencing in February 2019 until the earlier of (i) the stated maturity and (ii) the date at which the rates are redeemed. DBTCA also serves as the Company’s custodian.

To the extent interest is not paid on the Class B Notes on any Payment Date, such amounts will be deferred and added to the principal balance of the Class B Notes and will be paid on the earliest of (i) the Payment Date on which funds are available to pay such interest in accordance with the Indenture as supplemented by the Supplemental Indenture, (ii) the redemption date with respect to such Notes and (iii) the stated maturity of the Class B Notes.  The Subordinated Notes are entitled to receive distributions on each Payment Date if and to the extent funds are available for such purpose.

A portion of the proceeds of the private placement of the Notes was used to redeem the Issuer’s existing secured notes, as described below.  The remaining proceeds of the private placement of the Notes, including any future sales of the Class B Notes, will be used by the Issuer to purchase additional collateral obligations.

In connection with the issuance and sale of the Notes, the Co-Issuers made customary representations, warranties and covenants in the note purchase agreement, the Indenture as supplemented by the Supplemental Indenture, and the related transaction documents.  The Notes (other than the Subordinated Notes) are the secured obligations of the Issuer, and the Indenture as supplemented by the Supplemental Indenture includes customary covenants and events of default.   The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Company serves as collateral manager to the Issuer under a collateral management agreement, which was amended on October 18, 2018 in connection with the issuance and sale of the Notes, and receives a fee for providing these services.  The Company has retained Garrison Capital Advisers LLC, the Company’s investment adviser, to furnish collateral management sub-management services to the Company pursuant to a sub-collateral management agreement.  Garrison Capital Advisers LLC does not receive a fee for providing such services.

The descriptions of the documentation related to the debt securitization and the collateral management agreements contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as Exhibits 10.1 through 10.3 and incorporated into this Current Report on Form 8-K by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the closing of the sale of the Notes, on October 18, 2018, the Issuer used a portion of the net cash proceeds of the Notes to redeem in full the secured notes issued under the Indenture on September 29, 2016 (the “Refinanced Notes”) and exchanged the subordinated notes issued under the Indenture on September 29, 2016 for the Subordinated Notes.

As of June 30, 2018, $181.00 million of Refinanced Notes with a weighted average interest rate of 4.94% were outstanding under the Indenture.  The Refinanced Notes would have otherwise matured on September 29, 2027.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 above are incorporated into this Item 2.03 by reference.

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits furnished herewith, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this Current Report on Form 8-K may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

10.1	Supplemental Indenture, dated as of October 18, 2018, among Garrison Funding 2018-2 Ltd., Garrison Funding 2018-2 LLC and Deutsche Bank Trust Company Americas, as consented to by the Company.
10.2

Amendment No. 1 to Class A-1R Note Purchase Agreement, dated as of October 28, 2018, between Garrison Funding 2018-2 Ltd., Garrison Funding 2018-2 LLC, Natixis, New York Branch, as Class A-1R Note Agent, and Versailles Assets LLC, as Class A-1R Initial Noteholder.

10.3	First Amendment to Collateral Management Agreement, dated as of October 28, 2018, by and between Garrison Funding 2018-2 Ltd. and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Garrison Capital Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARRISON CAPITAL INC.

Date: October 23, 2018	By:	/s/ Brian Chase
	Name:	Brian Chase
	Title:	Chief Financial Officer